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                                                                   Exhibit 10.24


                                    AMENDMENT
                                       TO
                          REGISTRATION RIGHTS AGREEMENT

     Reference is made to the Registration Rights Agreement (the "Agreement") dated February 2, 2006 between Red Lion Hotels Corporation (the "Company") and Dunson Ridpath Hotel Associates Limited Partnership ("Dunson"). Capitalized terms used but not defined in this Amendment have the meanings given those terms in the Agreement.

     In consideration of the Company's efforts in pursuing an underwritten public offering of its common stock (the "Offering") in which Dunson will have the opportunity to sell the Registrable Securities if the Offering is successfully consummated, Dunson hereby agrees with the Company as follows:

     1. The Agreement will terminate if the Offering is consummated on or prior to July 10, 2006, and neither party will have any further liability thereunder.

     2. The Company's obligation under Section 2(a) to file a Shelf Registration Statement is hereby suspended. If the Offering is not consummated on or prior to July 10, 2006, such suspension shall cease and Section 2(a) of the Agreement shall be amended to read as follows:

         (a) The Company shall, no later than July 20, 2006 file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Electing Holders from time to time in accordance with the methods of distribution elected by such Electing Holders and set forth in such Shelf Registration Statement and, thereafter, shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than 60 calendar days following the date of such filing; provided, however, that the Company may, upon written notice to all Electing Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 90 days if the Board of Directors of the Company shall have determined in good faith that, because of valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the best interests of the Company to postpone having the Shelf Registration Statement declared effective.

     IN WITNESS WHEREOF the parties have executed this Amendment on April 27, 2006.

                                        RED LION HOTELS CORPORATION


                                        By: /s/ Arthur Coffey
                                            -------------------------------
                                            Arthur Coffey, President and CEO


                                        DUNSON RIDPATH HOTEL ASSOCIATES
                                        LIMITED PARTNERSHIP


                                        By: Spokane Hotel, Inc., General Partner


                                        By: /s/ Gordon Sondland
                                            ----------------------------------
                                            Gordon Sondland, President